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                                                                   Exhibit 10.27


                AMENDMENT NO. 5 TO MANAGEMENT SERVICES AGREEMENT


     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Management Services Agreement ("MSA") dated November 29, 2001, effective as of February 29, 2000, between PEARSON PLC and INTERACTIVE DATA CORPORATION, as amended, is hereby further amended effective as of July 1, 2004, (the "Effective Date"), by:

     (a)  deleting existing Schedule 20; and

     (b) adding new Schedule 44, a copy of which is attached hereto and made a part hereof.

     This Amendment shall be subject to all of the terms and conditions of the MSA. Except as hereby amended, the MSA is in all other respects ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Effective Date.


                                             PEARSON PLC


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


                                             INTERACTIVE DATA CORPORATION


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


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                                   SCHEDULE 44
                         DISASTER RECOVERY SITE SERVICES

Service Provider:        Pearson plc ("Pearson")

Service Recipient:       Interactive Data Corporation and its subsidiaries
                         (collectively, "Interactive Data")

Service Description:     Pearson will provide IDCO with the following:

                         Pearson has entered into a Disaster Recovery Services Agreement dated 1st July 2004 (the "SunGard Agreement") by and between Pearson and SunGard Availability Services (DR) Limited "SunGard"), pursuant to which SunGard has agreed to provide Pearson and its affiliates, including Interactive Data, with United Kingdom based disaster recovery services.

                         Interactive Data is entitled to access and use the United Kingdom disaster recovery site and the associated technology contracted for in the SunGard Agreement. The associated technology consists of Intel file servers, communications equipment, and PC drop ship services.

                         Interactive Data is allocated up to 140 seats (out of a total of 840) at the United Kingdom disaster recovery site and may participate (on a 140/840 basis) in services offered under the SunGard Agreement on the same terms and conditions as are applicable to Pearson and its other affiliates.

Primary Contacts:        Steve Scott at Pearson Technology tel (0) 20 7010 5598
                         John McWilliams at Interactive Data tel 1-781-687-8211

Fees: For the initial period of 01-July 04 through 31 Dec 04, the fee shall be GBP16,275..
                         Thereafter Interactive Data shall pay Pearson annual fees of GBP32,550 for the seats and GBP 5,032 for the associated technology. This amount represents 140/700, or 20%, of the aggregate fees charged to Pearson under the SunGard Agreement. The fees are fixed for the term of the SunGard Agreement.

Service Period:          Term: the period commencing 01-July-2004 and ending
                         31-Dec-2007
                         The Pearson SunGard contract term is 01-Jan-2003
                         through 31-Dec-2007

Notice Period for
Termination:             N/A. Early termination would require mutual agreement
                         and, if permitted by Pearson, may result in SunGard penalties becoming due which would be payable by IDCO, unless the equivalent value can be re-allocated elsewhere in the Pearson group.